UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 4, 2014

ARDELYX, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36485	26-1303944
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

34175 Ardenwood Blvd.

Fremont, CA 94555

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (510) 745-1700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 5, 2014, Ardelyx, Inc. (the “Company”) and Ardenwood Venture, LLC (the “Landlord”) entered into a Second Amendment to Lease (the “Lease Amendment”), which amended certain terms of the Lease, dated August 8, 2008, as previously amended (the “Original Lease”), between the Company and the Landlord with respect to the Company’s office space and laboratory facilities located at 34175 Ardenwood Boulevard in Fremont, California. Among other things, the Lease Amendment extends the term of the Original Lease for an additional period of 36 months, which will expire on September 10, 2019. The Amendment provides that the per square foot rental rate owed by the Company will remain as stated in the Original Lease, and will adjust yearly thereafter during the extension period.

The foregoing description of the Lease Amendment is qualified in its entirety by reference to the full text of the Lease Amendment, which is filed herewith as Exhibit 10.1.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officer.

On September 5, 2014, the Company announced that Dominique Charmot, Ph.D., currently the Company’s Chief Scientific Officer and a director of the Company, has notified the Company that he will retire from the Company, effective December 23, 2014. The full text of the press release issued in connection with this announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

In connection with Dr. Charmot’s retirement, on September 4, 2014, the Company and Dr. Charmot entered into a Transition and Separation Agreement (the “Agreement”) that provides for, among other things, a lump sum severance payment of approximately $397,000, up to 24 months of continued health care coverage under the provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and the waiver by the Company of its repurchase right with respect to all shares of the Company’s restricted common stock currently held by Dr. Charmot. The foregoing benefits are payable by the Company only after the expiration of a customary revocation period as provided by the Agreement. Pursuant to the terms of the Agreement, Dr. Charmot has provided the Company with a general release of claims against the Company.

The foregoing description of the Agreement between the Company and Dr. Charmot is qualified in its entirety by reference to the full text of the agreement, which is filed herewith as Exhibit 10.2.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Second Amendment to Lease, dated September 5, 2014, by and between Ardelyx, Inc., and Ardenwood Venture, LLC.

10.2	Transition and Separation Agreement, dated September 4, 2014, by and between Ardelyx, Inc., and Dominique Charmot, Ph.D.

99.1	Press Release dated September 5, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 9, 2014	ARDELYX, INC.

	By:	/s/ Mark Kaufmann
Mark Kaufmann
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Second Amendment to Lease, dated September 5, 2014, by and between Ardelyx, Inc., and Ardenwood Venture, LLC.

10.2	Transition and Separation Agreement, dated September 4, 2014, by and between Ardelyx, Inc., and Dominique Charmot, Ph.D.

99.1	Press release dated September 5, 2014.